Exhibit 31.4

CERTIFICATIONS

I, Jeff Hodges, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of Official Payments Holdings, Inc.; and
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

January 28, 2013	/s/ JEFF HODGES
Jeff Hodges
Chief Financial Officer